Exhibit 107.1

CALCULATION OF FILING FEE TABLE

FORM S-8

(Form Type)

LYRA THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Plan	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

2022 Employment Inducement Award Plan	Equity	Common Stock, par value $0.001 per share	Rule 457(c) and 457(h)	350,000 (2)	$5.74 (3)	$2,009,000.00	$147.60 per million dollars	$296.53

2020 Incentive Award Plan	Equity	Common Stock, par value $0.001 per share	Rule 457(c) and 457(h)	2,288,582 (2)	$5.74 (3)	$13,136,460.68	$147.60 per million dollars	$1,938.95

	Total Offering Amounts (4)					$15,145,460.68		$2,235.47

	Total Fee Offsets							$—

	Net Fee Due							$2,235.47

1.

In accordance with Rule 416(a) under the Securities Act of 1933, as amended (“Securities Act”), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued under the Lyra Therapeutics, Inc. 2022 Employment Inducement Award Plan (as amended and restated, the “Inducement Plan”) and the Lyra Therapeutics, Inc. 2020 Incentive Award Plan (the “Incentive Plan”) to prevent dilution resulting from stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Inducement Plan.

2.

Consists of 350,000 shares of the Registrant’s common stock (“Common Stock”) that are issuable under the Inducement Plan pursuant to its terms and 2,288,582 shares of the Registrant’s Common Stock that are or may become issuable under the Incentive Plan pursuant to its terms.

3.

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Select Market on March 15, 2024.

4.	The Registrant does not have any fee offsets.